Exhibit 21 to Annual Report
on Form 10-K
for Fiscal Year Ended June 30, 2016
by Parker-Hannifin Corporation

Listed below are the significant subsidiaries of the Company and their jurisdictions of organization. All other subsidiaries, if considered in the aggregate as a single subsidiary, would not constitute a significant subsidiary. All of the following subsidiaries are either directly or indirectly wholly-owned by the Company.

Name of Subsidiary	State/Country of Incorporation
UNITED STATES
Winco Enterprises Inc.	California
Parker Hannifin ACD Europe LLC	Delaware
Parker Hannifin CFA LLC	Delaware
Parker-Hannifin International Corp.	Delaware
Parker Intangibles LLC	Delaware
Parker Italy (PH Espana Holding) LLC	Delaware
Parker Italy Holding LLC	Delaware
Parker Olaer Holdings LLC	Delaware
Parker Royalty Partnership	Ohio

INTERNATIONAL
Parker Hannifin (Australia) Pty. Limited	Australia
Parker Hannifin Australia Assets Pty Limited	Australia
Parker Hannifin Australia Holding Pty Limited	Australia
Parker Hannifin Manufacturing Holding Belgium SPRL	Belgium
Parker Hannifin (Bermuda) Ltd.	Bermuda
Parker Hannifin Partner I GP	Bermuda
Parker Hannifin Partner II GP	Bermuda
Parker Hannifin Indústria e Comércio Ltda.	Brazil
Parker Canada Holding Co.	Canada
Parker Hannifin Canada	Canada
Parker Ontario Holding Inc.	Canada
Parker Hannifin Fluid Power Systems & Components (Shanghai) Co., Ltd.	China
Parker Hannifin Hydraulics (Tianjin) Co., Ltd	China
Parker Hannifin Motion & Control (Shanghai) Co. Ltd.	China
Parker Hannifin Motion & Control (Wuxi) Company Ltd	China
Parker Hannifin Industrial s.r.o.	Czech Republic
Parker Hannifin Manufacturing Holding Czech Republic s.r.o.	Czech Republic
Parker Hannifin Manufacturing Holding Denmark ApS	Denmark
Parker Hannifin Manufacturing Finland Oy	Finland
Parker Hannifin France Finance SAS	France
Parker Hannifin France Holding SAS	France
Parker Hannifin France SAS	France
Parker Hannifin Manufacturing France SAS	France
Parker Hannifin GmbH	Germany
Parker Hannifin Holding GmbH	Germany
Parker Hannifin Manufacturing Germany GmbH & Co. KG	Germany

Name of Subsidiary	State/Country of Incorporation
Warner Lewis GmbH	Germany
Parker Hannifin (Gibraltar) Holding Limited	Gibraltar
Parker Hannifin (Gibraltar) Properties Limited	Gibraltar
Parker Hannifin Hong Kong, Ltd.	Hong Kong
Parker International Capital Management Hungary Limited Liability Company	Hungary
Parker Hannifin India Private Ltd.	India
Parker Hannifin Manufacturing (Ireland) Limited	Ireland
Parker Hannifin Italy srl	Italy
Parker Hannifin Manufacturing Holding Italy srl	Italy
Parker Hannifin Manufacturing srl	Italy
Parker Hannifin Japan Holdings GK	Japan
Parker Hannifin Japan Ltd.	Japan
Taiyo, Ltd.	Japan
Parker Hannifin Connectors Ltd.	Korea
Parker Korea Ltd.	Korea
Parker Hannifin (Luxembourg) S.a.r.l.	Luxembourg
Parker Hannifin Bermuda Luxembourg S.C.S.	Luxembourg
Parker Hannifin Europe S.a.r.l.	Luxembourg
Parker Hannifin Global Capital Management S.a.r.l	Luxembourg
Parker Hannifin Holding EMEA S.a.r.l.	Luxembourg
Parker Hannifin Lux FinCo S.a.r.l.	Luxembourg
Parker Hannifin Luxembourg Acquisitions S.a.r.l.	Luxembourg
Parker Hannifin Luxembourg Finance S.à r.l.	Luxembourg
Parker Hannifin Luxembourg Investments 1 S.a.r.l.	Luxembourg
Parker Hannifin Partnership S.C.S.	Luxembourg
Parker Hannifin de Mexico, S.A. de C.V.	Mexico
Parker Industrial, S. de R.L. de C.V.	Mexico
Parker Hannifin B.V.	Netherlands
Parker Hannifin Manufacturing Netherlands (Process Filtration) B.V.	Netherlands
Parker Hannifin Netherlands Holdings 2 B.V.	Netherlands
Parker Hannifin Netherlands Holdings B.V.	Netherlands
Parker Hannifin VAS Netherlands B.V.	Netherlands
Twin Filter B.V.	Netherlands
Parker Hannifin (Norway) Holdings AS	Norway
Parker Hannifin Singapore Private Limited	Singapore
Rayco Technologies Pte. Ltd.	Singapore
Parker Hannifin Cartera Industrial S.L.	Spain
Parker Hannifin España S.L.	Spain
Parker Hannifin Industries and Assets Holding S.L.	Spain
Parker Hannifin Aktiebolag	Sweden
Parker Hannifin Manufacturing Sweden AB	Sweden
Parker Hannifin Cartera Industrial S.L., Bilboa (Espagne), succursale de Carouge	Switzerland
Parker Hannifin Manufacturing Switzerland SA	Switzerland
Parker Hannifin Taiwan Co., Ltd.	Taiwan
Alenco (Holdings) Limited	United Kingdom

Name of Subsidiary	State/Country of Incorporation
Commercial Intertech Holdings Limited	United Kingdom
Domnick Hunter Fabrication Limited	United Kingdom
Domnick Hunter Group Limited	United Kingdom
Domnick Hunter Limited	United Kingdom
Kittiwake Developments Limited	United Kingdom
Olaer Group Limited	United Kingdom
Parker Hannifin (GB) Limited	United Kingdom
Parker Hannifin (Holdings) Limited	United Kingdom
Parker Hannifin 2007 LLP	United Kingdom
Parker Hannifin Industries Limited	United Kingdom
Parker Hannifin Limited	United Kingdom
Parker Hannifin Manufacturing (UK) Limited	United Kingdom
Parker Hannifin Manufacturing Limited	United Kingdom
President Engineering Group Limited	United Kingdom
SSD Drives Limited	United Kingdom